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                                                    Stokes & Hinds, LLC

                                               Certified Public Accountants
                                                 & Business Advisors


                                                          Members:
                                            American and Pennsylvania Institutes
                                              of Certified Public Accountants

                                                   Division for CPA Firms:
                                                    SEC Practice Section


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and in the Form AC filed with the Office of Thrift Supervision of our report dated March 22, 2002, on the financial statements of First Pennsylvania Savings Association for the years ended December 31, 2001 and 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement on Form S-1 and the Form AC.



/s/STOKES & HINDS LLC


November 8, 2002
Pittsburgh, Pennsylvania

                                                           9401 McKnight Road
                                                         Pittsburgh, Pennsylvani
                                                                 15237-6000
                                                           Phone 412-364-0590
                                                         Voice Mail 412-364-6070
                                                             Fax 412-364-6176
                                                          www.stokes-hinds.com